EXHIBIT 99.1

Shareholder Relations	NEWS RELEASE

288 Union Street, Rockland, MA 02370	Contact:
Chris Oddleifson
President and
Chief Executive Officer
(781) 982-6660
Denis K. Sheahan
Chief Financial Officer
(781) 982-6341
INDEPENDENT BANK CORP. REPORTS 1st QUARTER 2007 EARNINGS
     Rockland, Massachusetts (April 11, 2007). Independent Bank Corp., (NASDAQ: INDB), parent of Rockland Trust Company, today announced net income of $6.6 million and diluted earnings per share of $0.45 for the quarter ended March 31, 2007. This represents a decrease of $1.3 million, or $0.06 as compared to net income and diluted earnings per share for the quarter ending March 31, 2006 of $7.9 million and $0.51.
     Certain non-core items are included in the computation of earnings in accordance with generally accepted accounting principles (“GAAP”) in both 2007 and 2006 as indicated by the following table:

Dollars in Thousands, Except Per Share Data	Three Months Ended
	March 31,
	2007	2006	$ Variance	% Variance
RECONCILIATION TABLE — NON-GAAP FINANCIAL INFORMATION
NET INCOME (GAAP)	$6,626	$7,904	(1,278)	-16.17%
Non-Interest Income Components
Add — Net Loss on Sale of Securities, net of tax	—	1,150	(1,150)	-100.00%
Less — BOLI Benefit Proceeds	—	(1,316)	1,316	-100.00%
Non-Interest Expense Components
Add — Executive Early Retirement Costs, net of tax	264	—	264	100.00%

NET OPERATING EARNINGS (NON-GAAP)	$6,890	$7,738	(848)	-10.96%

Diluted Operating Earnings Per Share	$0.47	$0.50	(0.03)	-6.00%

     Net operating earnings on a per diluted share basis for the quarter ended March 31, 2007 was $0.47, a decrease of $0.03, or (6.0%), compared to the same period in 2006. Net operating earnings for the quarter ended March 31, 2007 was $6.9 million, a decrease of (11.0%) from the same period in 2006.
     Comparing the three months ending March 31, 2007 to the same period last year, net interest income decreased $2.3 million or (8.8%), with the decrease primarily attributable to a smaller balance sheet and an increase in the cost of deposits. The net interest margin for the three month period ended March 31, 2007 was 3.84%, as compared to 3.88% for the three months ended March 31, 2006.
     The Company’s allowance for loan losses as a percentage of loans increased to 1.34%, an increase of 2 basis points from the 1.32% reported at December 31, 2006. The provision for loan losses for the quarter ending March 31, 2007 was $891,000, an increase of $141,000 compared to the same period in 2006. Net charge-offs were also $891,000 for the quarter.
     As previously announced on January 1, 2007 Rockland Trust Company completed an asset acquisition and established a wholly-owned subsidiary named Compass Exchange Advisors LLC (“CEA”), to offer qualified intermediary, like-kind exchange services pursuant to Internal Revenue Code section 1031 to corporate, institutional, and individual property owners. The immediately accretive effects of the CEA transaction are reflected in the non-interest income and balance sheet reported for the quarter.
     Non-interest income increased by $1.4 million, or 21.4%, during the three months ended March 31, 2007, respectively, as compared to the same period in the prior year. Excluding securities losses and Bank Owned Life Insurance (“BOLI”) benefit proceeds in the first quarter of 2006, non-interest income grew by $919,000, or 13.4%, in 2007 when compared to 2006. See the table below for a reconciliation of non-interest income as adjusted.

	Three Months Ended
	March 31,
	2007	2006	$ Variance	% Variance
	(Dollars in Thousands)
Non-Interest Income GAAP	$7,792	$6,420	$1,372	21.37%
Add — Net Loss on Sale of Securities	—	1,769	$(1,769)	-100.00%
Less — BOLI Benefit Proceeds	—	(1,316)	$1,316	-100.00%

Non-Interest Income as Adjusted	$7,792	$6,873	$919	13.37%

➢	Investment management revenue increased by $459,000, or 33.9%, for the three months ended March 31, 2007, as compared to the same period in 2006 of which $284,000 is a result of growth in managed assets and $175,000 is a result of increased retail investment and insurance revenue. Assets under administration at March 31, 2007 were $847.8 million, an increase of $148.4 million, or 21.2%, as compared to March 31, 2006.

at March 31, 2007 were $847.8 million, an increase of $148.4 million, or 21.2%, as compared to March 31, 2006.

➢	Mortgage banking income decreased by $44,000, or (5.4%), for the three months ended March 31, 2007, as compared to the same period in 2006. The balance of the mortgage servicing asset is $2.3 million and loans serviced amounted to $281.7 million as March 31, 2007.

➢	There were no gains or losses on the sale of securities during the first quarter of 2007. A $1.8 million loss on the sale of securities was recorded in the first quarter of 2006.

➢	Other non-interest income increased by $452,000, or 52.9%, for the three months ended March 31, 2007, as compared to the same period in 2006, largely attributable to revenue associated with the Compass Exchange Advisors LLC acquisition.
     Non-interest expense increased by $982,000, or 4.8%, for the three months ended March 31, 2007, as compared to the same period in 2006. Excluding certain non-core items, as described in the table below, non-interest expense increased $576,000, or 2.8%, for the three months ending March 31, 2007, as compared to the same period in 2006. See the table below for a reconciliation of non-interest expense as adjusted.

	Three Months Ended
	March 31,
	2007	2006	$ Variance	% Variance
	(Dollars in Thousands)
Non-Interest Expense GAAP	$21,452	$20,470	$982	4.80%
Less — Executive Early Retirement Costs	(406)	—	$(406)	-100.00%

Non-Interest Expense as Adjusted	$21,046	$20,470	$576	2.81%

➢	Salaries and employee benefits increased by $1.3 million, or 10.9%, for the three months ended March 31, 2007, as compared to the same periods in 2006. Included in salaries and benefits are executive early retirement costs amounting to $406,000. The remaining increase in salaries and benefits is attributable to annual merit increases, the CEA acquisition and other new hires that support growth initiatives.

➢	Occupancy and equipment related expense decreased by $159,000, or (5.9%), for the quarter ending March 31, 2007, as compared to the same period in 2006, mainly due to decreased expenses for equipment maintenance and snow removal.

➢	Other non-interest expense decreased by $175,000, or (3.6%), for the three months ended March 31, 2007, as compared to the same period in the prior year. The decrease in the comparative three month period is attributable to a number of items, including advertising of $202,000, education and training of $63,000, recruitment of $54,000 and ATM/debit card processing of $43,000 offset by increased expenses in contract labor of $73,000, examinations and audits of $72,000, and consultant fees of $49,000.
          Total assets decreased by $89.0 million, or (3.2%), from $2.8 billion at December 31, 2006 to $2.7 billion at March 31, 2007. This decrease is due to intentional decreases in the Company’s security portfolio and certain loan categories due to a combination of the flat yield curve environment and the profitability characteristics of these asset classes.
➢	Securities decreased by $31.6 million, or (6.1%), during the three months ending March 31, 2007. This decrease resulted mainly from the call of $14.4 million in trust preferred securities and normal year to date runoff on the portfolio. The ratio of securities to total assets as of March 31, 2007 was 17.7%, as compared to 18.3% at December 31, 2006 and 22.5% at March 31, 2006.

➢	Total loans decreased by $27.7 million, or (1.4%), during the three months ended March 31, 2007. Total commercial loans decreased by $8.1 million, or (0.8%), with commercial construction comprising most of the change with a decrease of $5.5 million, or (4.6%). Consumer loans decreased $7.5 million or (1.4%), with the auto loan portfolio decreasing by $14.8 million, or (7.2%), partially offset by a $8.4 million, or 3.0%, increase in home equity lending. Business banking loans totaled $64.6 million, an increase of $4.7 million, or 7.8%, and residential real estate loans decreased $16.7 million, or (4.2%), during the three months of 2007.
          Total deposits of $2.1 billion at March 31, 2007 decreased $7.4 million, or (0.4%), compared to December 31, 2006.
          Borrowings decreased by $76.3 million, or (15.5%), during the three months ending March 31, 2007 as excess cash flow from the securities portfolio and certain loan categories were used to decrease wholesale borrowing.
          The Company reported return on average assets and return on average equity in the first quarter of 2007 of 0.96% and 11.73%, respectively, as compared to 1.07% and 13.74% for the same period in 2006.
          Stockholders’ equity at March 31, 2007 totaled $221.5 million, as compared to $229.8 million at December 31, 2006. The Tier 1 leverage capital ratio at March 31, 2007 was 8.11%, maintaining the Company’s well-capitalized position.
          As previously announced on December 14, 2006 the Company’s Board of Directors approved a common stock repurchase program to repurchase up to 1,000,000 shares of the Company’s outstanding common stock. During the quarter ending March 31, 2007, the Company repurchased 411,847 shares of common stock at a weighted average price of $32.45.

     The allowance for loan losses was $26.8 million at March 31, 2007 consistent with December 31, 2006. Nonperforming assets totaled $7.4 million at March 31, 2007 (0.27% of total assets), and $7.2 million (0.25% of total assets) reported at December 31, 2006.
     Christopher Oddleifson, President and Chief Executive Officer, and Denis K. Sheahan, Chief Financial Officer of Independent Bank Corp. and Rockland Trust Company, will host a conference call to discuss fourth quarter earnings at 4:30 p.m. Eastern Time on Wednesday, April 11, 2007. Internet access to the call is available on the Company’s website at http://www.RocklandTrust.com or by telephonic access by dial-in at 1-877-407-8031 reference: INDB. A replay of the call will be available by calling 1-877-660-6853, Account Number: 286, Conference ID: 236049. The web cast replay will be available until July 11, 2007 and the telephone replay will be available until April 15, 2007.
     Independent Bank Corp.’s sole bank subsidiary, Rockland Trust Company, currently has $2.7 billion in assets. Rockland Trust Company is a full-service community bank serving southeastern Massachusetts and Cape Cod. To find out more about the products and services available at Rockland Trust Company, please visit our website at www.RocklandTrust.com .
     This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. Actual results may differ from those contemplated by these statements. The Company wishes to caution readers not to place undue reliance on any forward-looking statements. The Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise.
     This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company’s management uses these non-GAAP measures in its analysis of the Company’s performance. These non-GAAP measures may exclude significant gains or losses that are unusual in nature, such as securities gains. Because these gains and losses and their impact on the Company’s performance are difficult to predict, management believes that presentations of adjusted financial measures excluding the impact of these gains and losses provide useful information that is essential to a proper understanding of the operating results of the Company. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies.

INDEPENDENT BANK CORP. FINANCIAL SUMMARY
(Unaudited — Dollars in Thousands)
CONSOLIDATED BALANCE SHEETS

						March 31,
	March 31,	December 31,	$	%	March 31,	2007 vs. 2006%
	2007	2006	Variance	Change	2006	Variance	Change
Assets
Cash and Due From Banks	$63,382	$62,773	609	0.97%	$59,011	4,371	7.41%
Fed Funds Sold and Short Term Investments	41,000	75,518	(34,518)	-45.71%	12,000	29,000	241.67%
Securities
Trading Assets	1,646	1,758	(112)	-6.37%	1,598	48	3.00%
Securities Available for Sale	405,866	417,088	(11,222)	-2.69%	523,315	(117,449)	-22.44%
Securities Held to Maturity	61,973	76,747	(14,774)	-19.25%	103,818	(41,845)	-40.31%
Federal Home Loan Bank Stock	16,260	21,710	(5,450)	-25.10%	29,287	(13,027)	-44.48%

Total Securities	485,745	517,303	(31,558)	-6.10%	658,018	(172,273)	-26.18%

Loans
Commercial and Industrial	171,650	174,356	(2,706)	-1.55%	163,024	8,626	5.29%
Commercial Real Estate	740,591	740,517	74	0.01%	681,025	59,566	8.75%
Commercial Construction	114,183	119,685	(5,502)	-4.60%	139,557	(25,374)	-18.18%
Business Banking	64,568	59,910	4,658	7.77%	54,188	10,380	19.16%
Residential Real Estate	362,644	378,368	(15,724)	-4.16%	419,732	(57,088)	-13.60%
Residential Construction	5,838	7,277	(1,439)	-19.77%	7,460	(1,622)	-21.74%
Residential Loans Held for Sale	12,298	11,859	439	3.70%	8,831	3,467	39.26%
Consumer — Home Equity	285,381	277,015	8,366	3.02%	262,931	22,450	8.54%
Consumer — Auto	192,064	206,845	(14,781)	-7.15%	251,025	(58,961)	-23.49%
Consumer — Other	47,999	49,077	(1,078)	-2.20%	52,819	(4,820)	-9.13%

Total Loans	1,997,216	2,024,909	(27,693)	-1.37%	2,040,592	(43,376)	-2.13%
Less — Allowance for Loan Losses	(26,815)	(26,815)	0	0.00%	(26,746)	(69)	0.26%

Net Loans	1,970,401	1,998,094	(27,693)	-1.39%	2,013,846	(43,445)	-2.16%

Bank Premises and Equipment	38,454	37,316	1,138	3.05%	36,955	1,499	4.06%
Goodwill and Core Deposit Intangible	58,533	56,535	1,998	3.53%	56,778	1,755	3.09%
Other Assets	82,431	81,380	1,051	1.29%	87,375	(4,944)	-5.66%

Total Assets	$2,739,946	$2,828,919	(88,973)	-3.15%	$2,923,983	(184,037)	-6.29%

Liabilities and Stockholders’ Equity
Deposits
Demand Deposits	$478,330	$490,036	(11,706)	-2.39%	$485,283	(6,953)	-1.43%
Savings and Interest Checking Accounts	590,920	577,443	13,477	2.33%	576,126	14,794	2.57%
Money Market	474,386	455,737	18,649	4.09%	532,007	(57,621)	-10.83%
Time Certificates of Deposit	539,318	567,128	(27,810)	-4.90%	526,247	13,071	2.48%

Total Deposits	2,082,954	2,090,344	(7,390)	-0.35%	2,119,663	(36,709)	-1.73%

Borrowings
Federal Home Loan Bank Borrowings	231,215	305,128	(73,913)	-24.22%	392,448	(161,233)	-41.08%
Fed Funds Purchased and Assets Sold Under Repurchase Agreements	108,737	108,248	489	0.45%	112,484	(3,747)	-3.33%
Junior Subordinated Debentures	77,320	77,320	—	0.00%	51,546	25,774	50.00%
Treasury Tax and Loan Notes	67	2,953	(2,886)	-97.73%	225	(158)	-70.22%
Total Borrowings	417,339	493,649	(76,310)	-15.46%	556,703	(139,364)	-25.03%

Total Deposits and Borrowings	2,500,293	2,583,993	(83,700)	-3.24%	2,676,366	(176,073)	-6.58%
Other Liabilities	18,157	15,143	3,014	19.90%	20,610	(2,453)	-11.90%
Stockholders’ Equity	221,496	229,783	(8,287)	-3.61%	227,007	(5,511)	-2.43%

Total Liabilities and Stockholders’ Equity	$2,739,946	$2,828,919	(88,973)	-3.15%	$2,923,983	(184,037)	-6.29%

INDEPENDENT BANK CORP. FINANCIAL SUMMARY
(Unaudited — Dollars in Thousands, Except Per Share Data)
CONSOLIDATED STATEMENTS OF INCOME

	Quarter Ended
	March 31,			Percent
	2007	2006	Variance	Change
INTEREST INCOME
Interest on Fed Funds Sold and Short Term Investments	$444	$100	344	344.00%
Interest and Dividends on Securities	5,980	7,898	(1,918)	-24.28%
Interest on Loans	33,700	32,703	997	3.05%

Total Interest Income	40,124	40,701	(577)	-1.42%

INTEREST EXPENSE
Interest on Deposits	11,094	8,460	2,634	31.13%
Interest on Borrowed Funds	5,041	5,935	(894)	-15.06%

Total Interest Expense	16,135	14,395	1,740	12.09%

Net Interest Income	23,989	26,306	(2,317)	-8.81%
Less — Provision for Loan Losses	891	750	141	18.80%

Net Interest Income after Provision for Loan Losses	23,098	25,556	(2,458)	-9.62%

NON-INTEREST INCOME
Service Charges on Deposit Accounts	3,409	3,418	(9)	-0.26%
Investment Management Services Income	1,814	1,355	459	33.87%
Mortgage Banking Income	774	818	(44)	-5.38%
BOLI Income	488	1,743	(1,255)	-72.00%
Net Loss/Gain on Sale of Securities	—	(1,769)	1,769	-100.00%
Other Non-Interest Income	1,307	855	452	52.87%

Total Non-Interest Income	7,792	6,420	1,372	21.37%

NON-INTEREST EXPENSE
Salaries and Employee Benefits	13,152	11,864	1,288	10.86%
Occupancy and Equipment Expenses	2,554	2,713	(159)	-5.86%
Data Processing and Facilities Management	1,088	1,060	28	2.64%
Other Non-Interest Expense	4,658	4,833	(175)	-3.62%

Total Non-Interest Expense	21,452	20,470	982	4.80%

INCOME BEFORE INCOME TAXES	9,438	11,506	(2,068)	-17.97%

PROVISION FOR INCOME TAXES	2,812	3,602	(790)	-21.93%

NET INCOME	$6,626	$7,904	(1,278)	-16.17%

BASIC EARNINGS PER SHARE	$0.46	$0.52		-11.54%
DILUTED EARNINGS PER SHARE	$0.45	$0.51		-11.76%
BASIC AVERAGE SHARES	14,466,489	15,343,807		-5.72%
DILUTED AVERAGE SHARES	14,630,473	15,497,431		-5.59%

PERFORMANCE RATIOS:
Net Interest Margin (FTE)	3.84%	3.88%		-1.03%
Return on Average Assets	0.96%	1.07%		-10.28%
Return on Average Equity	11.73%	13.74%		-14.63%

RECONCILIATION TABLE — NON-GAAP FINANCIAL INFORMATION
NET INCOME (GAAP)	$6,626	$7,904	(1,278)	-16.17%
Net Interest Income Components
Add — Write-Off of Stock Issuance Cost, net of tax	—	—
Non-Interest Income Components
Add — Net Loss on Sale of Securities, net of tax	—	1,150
Less — Net Gain on Sale of Securities, net of tax	—	—
Less — BOLI Benefit Proceeds, net of tax	—	(1,316)
Non-Interest Expense Components
Add — Executive Early Retirement Costs, net of tax	264	—

NET OPERATING EARNINGS	$6,890	$7,738	(848)	-10.96%

Diluted Earnings Per Share, on an Operating Basis	$0.47	$0.50		-6.00%

INDEPENDENT BANK CORP.
SUPPLEMENTAL FINANCIAL INFORMATION
CONSOLIDATED AVERAGE BALANCE SHEETS AND AVERAGE RATE DATA
(Unaudited — Dollars in Thousands)

	Three Months Ended March 31,
		2007			2006
			Interest			Interest
	Ending	Average	Earned/	Yield/	Average	Earned/	Yield/
	Balance	Balance	Paid	Rate	Balance	Paid	Rate
Interest-Earning Assets:

Federal Funds Sold and Short Term Investments	$41,000	$33,638	$444	5.28%	$9,856	$100	4.06%
Securities:
Trading Assets	1,646	1,691	14	3.31%	1,555	12	3.09%
Taxable Investment Securities	431,420	448,521	5,402	4.82%	640,048	7,216	4.51%
Non-taxable Investment Securities (1)	52,679	53,560	868	6.48%	61,538	1,031	6.70%

Total Securities:	485,745	503,772	6,284	4.99%	703,141	8,259	4.70%

Loans (1)	1,997,216	2,003,218	33,816	6.75%	2,042,984	32,797	6.42%
Total Interest-Earning Assets	$2,523,961	$2,540,628	$40,544	6.38%	$2,755,981	$41,156	5.97%

Cash and Due from Banks	63,382	59,326			61,022
Other Assets	152,603	148,243			150,329

Total Assets	$2,739,946	$2,748,197			$2,967,332

Interest-bearing Liabilities:
Deposits:
Savings and Interest Checking Accounts	$590,920	$571,638	$1,800	1.26%	$573,944	$933	0.65%
Money Market	474,386	469,367	3,541	3.02%	545,491	3,322	2.44%
Time Deposits	539,318	558,497	5,753	4.12%	537,454	4,205	3.13%

Total interest-bearing deposits:	1,604,624	1,599,502	11,094	2.77%	1,656,889	8,460	2.04%
Borrowings:
Federal Home Loan Bank Borrowings	$231,215	$252,777	$2,791	4.42%	$416,084	$4,165	4.00%
Federal Funds Purchased and Assets Sold Under Repurchase Agreement	108,737	105,701	852	3.22%	107,249	636	2.37%
Junior Subordinated Debentures	77,320	77,320	1,390	7.19%	51,546	1,118	8.68%
Treasury Tax and Loan Notes	67	585	8	5.47%	1,442	16	4.44%

Total Borrowings:	417,339	436,383	5,041	4.62%	576,321	5,935	4.12%

Total Interest-Bearing Liabilities	$2,021,963	$2,035,885	$16,135	3.17%	$2,233,210	$14,395	2.58%

Demand Deposits	478,330	472,682			485,997

Other Liabilities	18,157	13,754			17,948

Total Liabilities	$2,518,450	$2,522,321			$2,737,155
Stockholders’ Equity	221,496	225,876			230,177

Total Liabilities and Stockholders’ Equity	$2,739,946	$2,748,197			$2,967,332

Net Interest Income			$24,409			$26,761

Interest Rate Spread (2)				3.21%			3.39%

Net Interest Margin (3)				3.84%			3.88%

Supplemental Information:
Total Deposits, including Demand Deposits	$2,082,954	$2,072,184	$11,094		$2,142,886	$8,460
Cost of Total Deposits				2.14%			1.58%
Total Funding Liabilities, including Demand Deposits	$2,500,293	$2,508,567	$16,135		$2,719,207	$14,395
Cost of Total Funding Liabilities				2.57%			2.12%

(1)	The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $420 and $455 for the three months ended March 31, 2007 and 2006, respectively.

(2)	Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.

(3)	Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

	As Of
	March 31,	December 31,	March 31,
	2007	2006	2006
	(Dollars in Thousands, Except Per Share Data)
Asset Quality
Nonperforming Loans
Commercial & Industrial Loans	$685	$872	$324
Business Banking Loans	$328	$74	$57
Commercial Real Estate Loans	$3,262	$2,346	$2,913
Residential Real Estate Loans	$2,055	$2,318	$684
Installment Loans — Home Equity	$343	$358	$33
Installment Loans — Auto	$551	$703	$499
Installment Loans — Other	$130	$308	$117

Total Nonperforming Loans	$7,354	$6,979	$4,627

Other Real Estate Owned	$0	$190	$0
Nonperforming Assets	$7,354	$7,169	$4,627

Net charge-offs (year to date)	$891	$2,733	$643
Net charge-offs to average loans (annualized)	0.18%	0.14%	0.13%

Nonperforming Loans/Gross Loans	0.37%	0.34%	0.23%
Allowance for Loan Losses/Nonperforming Loans	364.63%	384.22%	578.04%
Loans/Total Deposits	95.88%	96.87%	96.27%
Allowance for Loan Losses/Total Loans	1.34%	1.32%	1.31%

Financial Ratios
Book Value per Share	$15.49	$15.65	$14.88
Tangible Capital/Tangible Asset	6.08%	6.25%	5.94%
Tangible Capital/Tangible Asset (proforma to include the deductibility of goodwill)	6.62%	6.76%	6.44%
Tangible Book Value per Share	$11.40	$11.80	$11.16
Tangible Book Value per Share (proforma to include the deductibility of goodwill)	$12.41	$12.76	$12.11

Capital Adequacy
Tier one leverage capital ratio (1)	8.11%	8.05%	7.86%

(1)	Estimated number for March 31, 2007

Certain amounts in prior year financial statement have been reclassified to conform to the current year’s presentation.